UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) December 10, 2007

Harsco Corporation
(Exact name of registrant as specified in its charter)

DE	1-3970	23-1483991
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

350 Poplar Church Road, Camp Hill PA, 17011	17011
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code:   717-763-7064

________________________________________________________________________________
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(d)     Harsco Corporation (the "Company") announced that on December 10, 2007, Terry D. Growcock was appointed to the Company's Board of Directors (the "Board"), effective January 1, 2008. Mr. Growcock will be deemed an independent director on the Board. With the appointment of Mr. Growcock to the Board, its size will increase to 12 members. Mr. Growcock is not currently designated to serve on any committees of the Board.

Since October 2002, Mr. Growcock has served as Chairman of The Manitowoc Company, a diversified industrial company engaged in the manufacture and marketing of cranes and related products, food service equipment and marine products in the United States and internationally. He served as Chief Executive Officer from 1998 until May 2007. Prior to joining Manitowoc in 1994, Mr. Growcock served in numerous management and executive positions with Siebe plc and United Technologies Corporation. Mr. Growcock also serves on the Board of Directors of Harris Corporation and Bemis Manufacturing Company. He is also Chairman of Wisconsin Manufacturers and Commerce, one of the state's leading business associations.

Consistent with the fee schedule established by the Compensation Committee of the Board for non-employee Directors, beginning January 1, 2008 Mr. Growcock will receive an annual cash retainer of $35,000, $1,500 for each Board meeting attended, $750 for any telephonic meetings and $1,500 for each Board committee meeting attended. Mr. Growcock will also receive a fee of $1,500 per day for other meetings and duties he is asked to perform in addition to standard Board meetings or duties.

Mr. Growcock will participate in the Harsco 1995 Non-Employee Directors' Stock Plan, as amended, and each year during which he serves as a Director effective the first business day of May, Mr. Growcock will receive a grant of restricted stock units (currently 2,000 shares), which shall vest in April of the following calendar year. In addition, Mr. Growcock will be eligible to participate in the Deferred Compensation Plan for Non-Employee Directors, which permits Harsco's non-employee directors to defer all or a portion of their Board retainer and Board meeting fees until a future date selected by the Director. Mr. Growcock will also be entitled to indemnification pursuant to a standard director Indemnity Agreement with Harsco.

There are no understandings or arrangements between Mr. Growcock and any other person pursuant to which Mr. Growcock was selected to serve as a director of Harsco. There are no family relationships between Mr. Growcock and any director, executive officer or person nominated or chosen by Harsco to become a director or executive officer, and there are no transactions between Mr. Growcock or any immediate family member and Harsco or any of its subsidiaries.

The full text of the press release relating to Mr. Growcock's Board appointment is filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

Exhibit 99.1.     Press release dated December 12, 2007

SIGNATURE

    Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Harsco Corporation (Registrant)
December 14, 2007 (Date)	/s/ SALVATORE D. FAZZOLARI Salvatore D. Fazzolari President and Chief Financial Officer

Exhibit Index
99.1	Press release dated December 12, 2007